                                                            Exhibit (8)(d)(ii)

                                FIRST AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                   THE UNITED STATES LIFE INSURANCE COMPANY
                           IN THE CITY OF NEW YORK,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                 AMERICAN GENERAL SERIES PORTFOLIO COMPANY AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of _______________, 1999, amends the Participation Agreement dated as of July 1, 1999 (the "Agreement"), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the
                                             ----------
"Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), AMERICAN GENERAL SERIES PORTFOLIO COMPANY (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, from time to time, the Company will offer new Variable Insurance Products and new Separate Accounts set forth on Schedule B of the Agreement which are not covered under the Agreement, but for which the Fund, through the Portfolios set forth on Schedule A of the Agreement will act as an investment vehicle for the Company's Accounts; and

WHEREAS, the Company and the Adviser have reached an agreement to provide for the reimbursement to the Company by the Adviser of certain of the administrative costs and expenses incurred by the Company in connection with the servicing of owners of Contracts covered under the Agreement, who have allocated Contract values to a Portfolio, including, but not limited to, responding by the Company to various Contract owner inquiries regarding a Portfolio, and record keeping relating thereto; and

WHEREAS, the parties now desire to amend the Agreement to reflect, among other things, (i) the new Variable Insurance Product for which the Fund will act as an investment vehicle for the Accounts, (ii) the additional Accounts and Portfolios of the Fund, which will act as investment vehicles for such Accounts, and (iii) the agreement of the Parties with respect to the Adviser's reimbursement to the Company of certain of the Company's administrative costs and expenses;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is
   ----------
   hereby amended to add the Platinum Investor Variable Life Insurance Policy.

2.  Schedule A to the Agreement, a revised copy of which is attached hereto, is
    ----------
hereby amended to   add additional Portfolios of the Fund to be offered through the Company's Separate Accounts.

3. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.
    ----------                                     ----------

4.  The following new 3.2(e) paragraph is added to the Agreement:

    "3.2.  Expenses.
           --------

           . . . .

      (e)  Certain Administrative Expenses of the Company.  The Adviser will
           ----------------------------------------------
           reimburse the Company on a calendar quarterly basis, for certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership of shares of the Portfolios of the Fund by owners of those Contracts which are subject to such reimbursement as indicated on Schedule B
                                                                   ----------
           hereto. Such reimbursement shall be in an amount equal to fifteen
           (15) basis points per annum of the net assets of the Funds attributable to such Contracts. The determination of applicable assets shall be made by averaging assets in applicable Portfolios of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract owner.

5. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

  IN WITNESS WHEREOF, the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

  THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from
                                           ----------
  time to time.


     By:  ___________________________________
          Name:
          Title:

  AMERICAN GENERAL SECURITIES INCORPORATED


     By:  ___________________________________
          Name:
          Title:

  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


     By:  ___________________________________
          Name:
          Title:

  AMERICAN GENERAL SERIES PORTFOLIO COMPANY


     By:  ___________________________________
          Name:
          Title:

                                  SCHEDULE A
                                  ----------

                        (As of _________________, 1999)


            PORTFOLIOS OF AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                           AVAILABLE FOR PURCHASE BY
                   THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK
                             UNDER THIS AGREEMENT


Fund Name                     Separate Account
---------                     ----------------


Money Market Fund             The United State Life Insurance Company
                                 In the City of New York
                                 Separate Account USL VA-R
                                 Established: August 8, 1997


Money Market Fund             The United States Life Insurance Company
MidCap Index Fund                In the City of New York
International Equities Fund      Separate Account USL VL-R
Stock Index Fund                 Established: August 8, 1997
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                                  SCHEDULE B
                                  ----------

                       SEPARATE ACCOUNTS AND CONTRACTS+
                       -------------------------------

                       (As of ___________________, 1999)


Name of Separate Account and                      Form Numbers and Names of Contracts Funded by
Date Established by Board of Directors            Separate Account
--------------------------------------            ----------------
The United States Life Insurance Company in       Form No:
                                                  -------
   The City of New York                           98505N
   Separate Account USL VA-R
   Established: August 8, 1997                    Name of Contract:
                                                  ----------------
                                                  Select Reserve(SM) Flexible Payment Variable and Fixed
                                                  Individual Deferred Annuity


The United States Life Insurance Company in       Form No:
                                                  -------
   The City of New York                           97600N
   Separate Account USL VL-R
   Established: August 8, 1997                    Name of Contract:
                                                  ----------------
                                                  Platinum Investor Flexible Payment Variable Life
                                                  Insurance Policies


+The parties hereto agree that this Schedule B may be revised and replaced as
                                    ----------
necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.